UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K
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Current Report
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
November 17, 2014

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PETROQUEST ENERGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State of Incorporation)	72-1440714 (I.R.S. Employer Identification No.)
400 E. Kaliste Saloom Rd., Suite 6000 Lafayette, Louisiana (Address of principal executive offices)	70508 (Zip code)

Commission File Number: 001-32681

Registrant’s telephone number, including area code: (337) 232-7028

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 17, 2014, the Compensation Committee (the “Committee”) of the Board of Directors of PetroQuest Energy, Inc., a Delaware corporation (the “Company”), granted performance units as long-term equity-based incentive compensation to the Company’s executive officers under the PetroQuest Energy, Inc. Long-Term Cash Incentive Plan (the “Cash Incentive Plan”) pursuant to a Performance Unit Notice and Award (the “PU Agreement”) as follows:

Performance Units
Charles T. Goodson Chief Executive Officer and President	99,459
W. Todd Zehnder Chief Operating Officer	36,501
Arthur M. Mixon, III Executive Vice President, Operations and Production	28,196
J. Bond Clement Executive Vice President, Chief Financial Officer and Treasurer	27,424
Tracy Price Executive Vice President Business Development and Land	27,424
Edward E. Abels, Jr. Executive Vice President, General Counsel, and Secretary	24,063

The performance units provide a cash incentive award, the value of which is determined by reference to the value of Company common stock. The performance units are measured based on a performance period consisting of calendar year 2015. At the end of the performance period, subject to review and certification of results by the Committee, the executive will earn a specified percentage of his or her target performance units based on the placement of the Company’s total shareholder return relative to the total shareholder return of a group of peer companies (the “Peer Group”), as follows:

Level of Achievement	Company Percentile in Peer Group	Performance Units Earned as a Percentage of Target Units
Maximum Level	90%	200%
Superior Level	75%	150%
Target Level	50%	100%
Below Target Level	37.5%	75%
Threshold Level	25%	50%
Below Threshold Level	Less than 25%	0%

The Peer Group consists of Callon Petroleum Company, Carrizo Oil & Gas, Inc., Clayton Williams Energy, Inc., Comstock Resources, Inc., Contango Oil & Gas Company, Gastar Exploration Inc., Goodrich Petroleum Corporation, Jones Energy, Inc., Penn Virginia Corporation, Stone Energy Corporation, Swift Energy Company and W&T Offshore, Inc., subject to adjustment by the Committee. Total shareholder return for the Company is calculated with respect to the performance period by dividing (a) the average closing price of the Common Stock for the last twenty (20) trading days of the performance period, less the average closing price of Common Stock for the twenty (20) trading days immediately preceding the performance period (plus any dividends paid per share by any of the companies during the applicable performance period), by (b) the average closing price of Common Stock for the twenty (20) trading days immediately preceding the performance period. Total shareholder return is calculated with respect to the performance period for the companies in the Peer Group on the same basis as total shareholder return is calculated for the Company.

Performance units earned for the performance period, if any, will vest as follows: (a) one third on the first day of the calendar year following the end of the performance period, (b) one third on the first day of the second calendar year following the end of the performance period and (c) one third on the first day of the third calendar year following the end of the performance period. In the event of a Change in Control (as defined in the Cash Incentive Plan) prior to the end of the performance period, all performance goals will be deemed to be achieved at the Target Level, subject to the executive’s continued employment through the date of the Change in Control. In the event of a Change in Control at any time, the performance units will vest in accordance with the terms of the Cash Incentive Plan and such date will be the vesting date. In addition, upon the termination of the executive’s employment due to Retirement (as defined in the PU Agreement) after the end of the performance period and certification, all earned performance units that would have otherwise become vested on a vesting date within 12 months after such Retirement will be vested. The executive will be paid, within sixty (60) days following the applicable vesting date, a cash amount equal to the number of performance units vested on such vesting date multiplied by the Fair Market Value (as defined in the Cash Incentive Plan) of a share of the Company’s common stock on such vesting date (subject to the executive’s continued employment through the payment date). The foregoing description of the PU Agreement is not complete and is qualified by reference to the complete document, which is attached hereto as Exhibit 10.1 to this Form 8-K, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
Exhibit Number        Description of Exhibit

10.1	Form of Performance Unit Notice and Award

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 21, 2014
PETROQUEST ENERGY, INC.

/s/ J. Bond Clement
J. Bond Clement
Executive Vice President, Chief Financial Officer and Treasurer